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                                                                    Exhibit 23.2

                      CONSENT OF BDO INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 6, 2000, in the Registration Statement (Form S-1) and related Prospectus of Bruker
Daltonics Inc. for the registration of shares of its common stock.

Bremen/Federal Republic of Germany

August 3, 2000

BDO von Riegen, Lienau, Sucker & Partner GmbH

Wirtschaftsprufungsgesellschaft

/s/ Sucker                                     /s/ Lienau

Sucker                                         Lienau
Wirtschaftsprufer                              Wirtschaftsprufer